Exhibit 3.27

Delaware	PAGE 1

The First State
     I, JEFFREY W BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ATHENS PHYSICIANS PRACTICE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF SEPTEMBER, A.D. 2001, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ATHENS PHYSICIAN PRACTICE, LLC” TO “ATHENS PHYSICIANS PRACTICE, LLC”, FILED THE NINTH DAY OF APRIL, A.D. 2007, AT 12:30 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ATHENS PHYSICIANS PRACTICE, LLC”.

3435048 8100H	/s/ Jeffrey W. Bullock

110292127 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTCATION: 8619765 DATE: 03-14-11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/11/2001 010450779 — 3435048
Certificate of Formation
of
Athens Physician Practice, LLC
     The undersigned, an authorized natural person, far the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Athens Physician Practice, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 11, 2001.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/22/2002 020041839 — 3435048
CERTIFICATE OF AMENDMENT
OF
Athens Physician Practice, LLC
     1. The name of the limited liability company is Athens Physician Practice, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this certificate of Amendment of Athens Physician Practice, LLC this 15 day January 2002.

Athens Physician Practice, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager

State of Delaware Secretary of State Division of Corporations Delivered 12:30 PM 04/09/2007 FILED 12:30 PM 04/09/2007 SRV 070413027 — 3435048 FILE
CERTIFICATE OF AMENDMENT
OF
ATHENS PHYSICIAN PRACTICE, LLC
Athens Physician Practice, LEC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     FIRST: The name of the limited liability company is Athens Physician Practice, LLC.
     SECOND: The certificate of formation of the Company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:
“FIRST: The name of the limited liability company is Athens Physicians Practice, LLC (the “Company”).”
Executed on this 28th day of March, 2007.

By:	/s/ Paul D. Coilbert
	Name:	Paul D. Coilbert
	Title:	Senior Vice President